Exhibit 10.2

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. CERTIFICATES BEARING THIS LEGEND MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRADES ON CANADIAN STOCK EXCHANGES.
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 30, 2020.
ACREAGE HOLDINGS, INC.
SECURED CONVERTIBLE DEBENTURE

Principal Amount: $11,000,000.00
Debenture Issuance Date: May 29, 2020
Debenture Number: ACRGF-1

FOR VALUE RECEIVED, ACREAGE HOLDINGS, INC., a British Columba company (the "Company"), hereby promises to pay to the order of YA II PN, Ltd., or its registered assigns, (the "Holder") the amount set out above as the Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Debenture Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Debenture (including all debentures issued in exchange, transfer or replacement hereof, this "Debenture") was originally issued pursuant to the Securities Purchase Agreement of even date herewith, as amended (the “Securities Purchase Agreement”) between the Company and the Buyer(s) listed on the Schedule of Buyers attached thereto. Certain capitalized terms used herein are defined in Section (13).
The Company’s obligations under this Secured Convertible Debenture and the other Transaction Documents (as such term is defined in the Securities Purchase Agreement) are guaranteed by High Street Capital Partners, LLC (“HSCP”), HSCP Holding Corporation (“HSCP Holding”), Thames Valley Apothecary, LLC (“Thames Valley”), Prime Wellness of Connecticut, LLC (“Prime”), Acreage Connecticut, LLC (“Acreage CT”) and D&B Wellness, LLC (“D&B” and collectively with Thames Valley, Prime and Acreage CT, the “CT Subsidiaries) pursuant to a Global Guaranty Agreement (the “Guaranty Agreement”), secured by a grant of first priority security interests in substantially all assets of the CT Subsidiaries pursuant to one or more security agreements (the “Security Agreements”) and secured by a first priority pledge by HSCP and HSCP Holding of all of their respective membership interests in the CT Subsidiaries pursuant to one or more membership interest pledge agreements (the “Pledge Agreements,” and collectively with the Guaranty Agreement and the Security Agreements, the “Collateral Documents”).
(1)    GENERAL TERMS
(a)    Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Debenture. The "Maturity Date" shall be on the earlier of (i) May 29, 2021 or (ii) on the consummation of one or more debt, equity or a combination of debt and equity financing transactions in which the Company and/or one or more of its existing or future subsidiaries receive gross proceeds of $40.0 million or more, as may be extended upon the written agreement of the Holder and the Company; provided that the Company’s right to redeem at or prior to the Maturity Date shall be subject to the Holder’s right to convert up to $550,000 of the Principal Amount of this Debenture. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.
(b)    Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 15% per annum (“Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.
(c)    Redemptions. The Company shall have the right, but not the obligation, to redeem up to 95% of the Principal Amount, on or prior September 29, 2020. After September 29, 2020 and prior to May 29, 2021, the Company shall have the right, but not the obligation, to redeem all or any part of the Principal Amount after providing the Holder with at least 15 Business Days’ prior written notice (each, a “Prepayment Notice”) of its desire to redeem. Each Prepayment Notice shall be irrevocable and shall specify the outstanding Principal Amount to be redeemed. The “Redemption Amount” shall be equal to the outstanding Principal balance being redeemed by the Company, plus all accrued and unpaid interest. After receipt of a Prepayment Notice received on or prior to September 29, 2020, the Holder shall have 15 Business Days to elect to convert up to $550,000, which represents 5% of the Principal Amount of this Debenture. After receipt of a Prepayment Notice received after September 29, 2020, the Holder shall have 15 Business Days to elect to convert all or any portion of this Debenture. On the 16th Business Day after the Prepayment Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the Principal amount redeemed after giving effect to conversion effected during the 15 Business Day period.

(2)    EVENTS OF DEFAULT.
(a)    An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
(i)    the Company's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Debenture or any other Transaction Document within five (5) Business Days after such payment is due;
(ii)    The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any Guarantor (as such terms is defined in the Guaranty) under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Guarantor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Guarantor or there is commenced against the Company or any Guarantor any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Guarantor suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any Guarantor makes a general assignment for the benefit of creditors; or the Company or any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any Guarantor shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any Guarantor for the purpose of effecting any of the foregoing;
(iii)    The Company or any Guarantor shall default in any of its obligations under any debenture or mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company (excluding a Guarantor) in an amount exceeding $5,000,000 or any Guarantor in an amount exceeding $500,000, whether such indebtedness now exists or shall hereafter be created and such default is not cured within fifteen (15) Business Days;
(iv)    The Common Stock shall cease to be quoted or listed for trading, as applicable, on the Primary Market for a period of 10 consecutive Trading Days;
(v)    the Company's (A) failure to cure a Conversion Failure by delivery of (I) the required number of shares of Common Stock or (II) the Buy-In Price, within five

(5) Business Days after the applicable Conversion Failure or (B) notice, written or oral, to any holder of the Debentures, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Debentures into shares of Common Stock that is tendered in accordance with the provisions of the Debentures, other than pursuant to Section (4)(b);
(vi)    The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within five (5) Business Days after such payment is due;
(vii)    The Company’s failure to file a Form 10-K for the year ended December 31, 2019 or a Form 10-Q for the quarter ended March 31, 2020 in conformity with the SEC’s rules and regulations by the applicable due date as may be extended by the SEC’s Conditional Reporting Relief extending the filing periods for certain public company filing obligations under the federal securities laws whose operations may be affected by COVID-19;
(viii)    The Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Debenture (except as may be covered by Section (2)(a)(i) through (2)(a)(ix) hereof) or any other Transaction Document (as defined in Section (13)) which is not cured within the time prescribed or, if no time is prescribed, 15 Business Days.
(b)    During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and is continuing, the full unpaid Principal amount of this Debenture, together with interest and other amounts owing in respect thereof to the date of acceleration shall become at the Holder's election, immediately due and payable in cash, and which Interest Rate shall increase to an annual rate of 24% for so long as any Event of Default remains uncured. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture (subject to the limitations set out in Section (3)(c)) at any time (x) after an Event of Default (provided that such Event of Default is continuing) or (y) prior to or after the Maturity Date at the Conversion Price. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.
(3)    CONVERSION OF DEBENTURE.    The amount outstanding from time to time under this Debenture shall be convertible into Common Stock, on the terms and conditions set forth in this Section (3).
(a)    Conversion Right. Subject to Section (3)(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section (3)(b), at the Conversion Rate (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this

Section (3)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate"). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock down to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.
(i)    "Conversion Amount" means the portion of the Principal and accrued Interest to be converted, redeemed or otherwise with respect to which this determination is being made.
(ii)    "Conversion Price" means $1.68.
(b)    Mechanics of Conversion.
(i)    Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company, and (B) if required by Section (3)(b)(iii), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the third Business Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (X) if legends are not required to be placed on certificates of Common Stock and provided that the Transfer Agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate or direct registration system statement, in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to applicable securities laws, including the restrictive legends provided on this Debenture. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the Company’s receipt of a Conversion Notice.
(ii)    Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A)

the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.
(c)    Limitations on Conversions.
(i)    120-Day Conversion Limit. So long as there is no Event of Default, the Holder may not convert more than $550,000, which represents 5%, of the Principal Amount of this Debenture on or before September 29, 2020. The limitation set forth in the immediately preceding sentence shall expire on the earlier of (i) the occurrence of an Event of Default or (ii) September 30, 2020.
(ii)    Beneficial Ownership. The Holder shall not have the right to convert any portion of this Debenture or receive shares of Common Stock hereunder to the extent that after giving effect to such conversion or receipt of such shares, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a Principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section (3)(a) and, any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.
(d)    Other Provisions.
(i)    All calculations under this Section (3) shall be rounded to the nearest $0.0001 or whole share.

(ii)    The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall be issuable upon the conversion of the outstanding amount of this Debenture (without regard to any conversion limitations set forth herein).
(iii)    Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
(e)    Notwithstanding anything to the contrary herein, if Canopy Growth Corporation (“Canopy”) shall complete the acquisition of all of the issued and outstanding shares of the Company pursuant to that certain Arrangement Agreement between the Company and Canopy dated April 18, 2019, as amended (the “Canopy Acquisition”) on a date which falls prior to full repayment or full conversion of this Debenture (the “Acquisition Date”), then upon conversion of all or any part of this Debenture after the Acquisition Date, the Holder shall only be entitled to receive, in lieu of such number of shares of Common Stock as such Holder would have been entitled to receive had such Holder converted this Debenture prior to the Acquisition Date, such number of shares in the capital of Canopy as the Holder would have been entitled to receive upon completion of the Canopy Acquisition had the Holder converted this Debenture prior to the Acquisition Date.
(4)    Adjustments to Conversion Price
(a)    Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
(b)    Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Debenture such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture). The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.
(c)    Whenever the Conversion Price is adjusted pursuant to Section (4) hereof, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
(d)    In case of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company, directly or indirectly, of more than one-half of the consolidated assets of the Company and its subsidiaries in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section (2)(b), (B) convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate Principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Debenture with a Principal amount equal to the aggregate Principal amount of this Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debentures were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible Debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.
(5)    REISSUANCE OF THIS DEBENTURE.
(a)    Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section (5)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section (5)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section (3)(b)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.
(b)    Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section (5)(d)) representing the outstanding Principal.
(c)    Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section (5)(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
(d)    Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section (5)(a) or Section (5)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.
(6)    NOTICES.    Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and email addresses for such communications shall be:

If to the Company, to:	Acreage Holdings, Inc.
366 Madison Avenue, 11th Floor
New York, NY 10017
Telephone: ########## Attention: James A. Doherty E-Mail: ##########

If to the Holder:	YA II PN, Ltd
c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: ##########
Email: ##########

or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender's email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
(7)    Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities; or (iii) enter into any agreement with respect to any of the foregoing. Notwithstanding the foregoing, the Company shall not be precluded from taking any actions advisable or required by the Canopy Agreement so long as such actions do not materially alter the Holders rights hereunder or under any other Transaction Document.
(8)    This Debenture shall not entitle the Holder to any of the rights of a shareholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of shareholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.
(9)    This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Supreme Court of the State of New York located in the City of New York, Borough of Manhattan, and the U.S. District Court for the Southern District of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.
(10)    If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.
(11)    Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.
(12)    If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.
(13)    CERTAIN DEFINITIONS     For purposes of this Debenture, the following terms shall have the following meanings:
(a)    "Bloomberg" means Bloomberg Financial Markets.
(b)    “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in New York, New York or Vancouver, British Columbia.
(c)    “Common Stock” means the Class A subordinate voting shares of the Company and shares of any other class into which the class of Class A subordinate voting shares may hereafter be changed or reclassified.
(d)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e)    “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.
(f)    “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.
(g)    “Primary Market” means the Canadian Securities Exchange.
(h)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(i)    “Trading Day” means a day on which the shares of Common Stock are quoted or traded on the Primary Market; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.
(j)    “Transaction Documents” shall mean this Debenture, along with the Securities Purchase Agreement, the Registration Rights Agreement, the Collateral Documents, and any other documents or agreements entered into by the Company or any Guarantor or delivered to the Investor in connection with the foregoing.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
ACREAGE HOLDINGS, INC.

By: /s/ Kevin Murphy
Name: Kevin Murphy
Title: Chief Executive Officer

EXHIBIT I
CONVERSION NOTICE
(To be executed by the Holder in order to Convert the Debenture)

TO: ACREAGE HOLDINGS, INC.
Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Debenture No. ACRGF-1 into Shares of Class A subordinate voting shares (the “Common Stock”) of ACREAGE HOLDINGS, INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Principal Amount to be Converted:
Accrued Interest to be Converted:
Total Conversion Amount to be converted:
Conversion Price:
Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and deliver a certificate representing such shares to the following address:
Issue to:

Authorized Signature:
Name:
Title: